                                                                                                      EXHIBIT 99.1
   [LOGO]PHOENIX

   The Phoenix Companies, Inc.                                                N  E  W  S     R  E  L  E  A S E

   One American Row
   PO Box 5056
   Hartford CT 06102-5056
   PhoenixWealthManagement.com

   Contacts:
   Media Relations                       Investor Relations
   Alice S. Ericson                      Peter A. Hofmann
   860-403-5946                          860-403-7100

   For Immediate Release

                           THE PHOENIX COMPANIES, INC. REPORTS SIGNIFICANTLY IMPROVED
                      FOURTH QUARTER AND FULL-YEAR 2004 RESULTS; ISSUES GUIDANCE FOR 2005

   HARTFORD, Conn., February 8, 2005 - The Phoenix Companies, Inc. (NYSE: PNX) today reported significantly improved fourth quarter and full-year 2004 results.

   HIGHLIGHTS FOR THE FOURTH QUARTER 2004:
   •  Net income was $42.9 million, or $0.43 per diluted share, rising 48 percent from net income of $28.9 million, or $0.29 per share, in the 2003 fourth quarter.
   •  Total segment income was $26.0 million, or $0.26 per diluted share, rising 60 percent from $16.3 million, or $0.16 per share, in the 2003 fourth quarter.
   •  Life and Annuity pre-tax segment income was $42.3 million, rising 48 percent from $28.6 million in the
      2003 fourth quarter.
   •  The Asset Management segment posted a $0.1 million pre-tax loss, compared with $5.9 million in pre-tax income in the 2003 fourth quarter.

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The Phoenix Companies, Inc....2

   FOURTH QUARTER 2004 RESULTS

   Earnings Summary                                                     Fourth          Fourth
   (millions)                                                           Quarter         Quarter
                                                                         2004            2003          Change
                                                                    -------------    ------------    -----------
   Life Insurance                                                        $43.7           $26.4           $17.3
   Annuities                                                              (1.4)            2.2            (3.6)
                                                                    -------------    ------------    -----------
   Life and Annuity Segment                                               42.3            28.6            13.7
   Asset Management Segment                                                (.1)            5.9            (6.0)
                                                                    -------------    ------------    -----------
   Operating Segment Income                                               42.2            34.5             7.7
   Venture Capital Segment                                                 7.2             1.3             5.9
   Corporate and Other Segment                                           (14.5)          (13.4)           (1.1)
                                                                    -------------    ------------    -----------
   Total Segment Income, Before Income Taxes                              34.9            22.4            12.5
   Applicable Income Taxes                                                 8.9             6.1             2.8
                                                                    -------------    ------------    -----------
   Total Segment Income 1                                                 26.0            16.3             9.7
   Surplus Notes Tender Costs                                             (6.4)           -               (6.4)
   Gain on Equity Investment in Aberdeen, Net                             28.3            -               28.3
   Realized Gains, Net                                                     3.0            17.3           (14.3)
   Restructuring Costs and Other Items                                    (8.0)           (4.7)           (3.3)
                                                                    -------------    ------------    -----------
   Net Income                                                            $42.9           $28.9           $14.0
                                                                    =============    ============    ===========
   Earnings Per Share Summary
   Total Segment Income Per Share 1
       Basic                                                               $.27            $.17            $.10
       Diluted                                                             $.26            $.16            $.10
   Net Income Per Share
       Basic                                                               $.45            $.31            $.14
       Diluted                                                             $.43            $.29            $.14
   Weighted Average Shares Outstanding
       Basic                                                                94.8           94.4
       Diluted                                                             100.3           99.8

     1  Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

      "The benefits of the initiatives we began two years ago grew throughout 2004 and were even more visible this quarter. This was particularly true in Life and Annuity earnings and in total segment return on equity, which rose 190 basis points from 2003's fourth quarter," said Dona D. Young, chairman, president and chief executive officer. "Sales, however, did not meet our expectations this quarter or for the year. This was mostly due to our decision to maintain pricing and risk management discipline in the face of prolonged competition from aggressively priced secondary guarantee products, and the impact of our exit from affiliated retail distribution."
      She continued, "Earnings in Life and Annuity have improved much more quickly than in Asset Management. We expect a stronger, better positioned Asset Management business to emerge in 2005 as we continue to address structural, performance and profitability challenges and begin to benefit from the expense initiatives announced in the fourth quarter.
      "A number of significant accomplishments in 2004 contributed to our earnings improvement and position us well for the future," Mrs. Young said. "Our exit from affiliated retail distribution is already generating significant savings, and we are building back sales from formerly affiliated producers. Outsourcing our information technology infrastructure will produce meaningful savings beginning in 2005 and improve service. We enhanced our financial flexibility through our two surplus notes

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The Phoenix Companies, Inc....3

   transactions as well as our new credit facility. And, operationally, we continued to implement `lean management' to improve product and service quality, create capacity for higher business volumes, and enhance speed to market.
      "We sequenced our turnaround to build financial stability and establish a solid foundation for growth first. This stage is now behind us, clearly showing on our stronger balance sheet and in higher earnings. We are moving forward, focused intensely on growth in 2005," Mrs. Young said.

   HIGHLIGHTS FOR FULL-YEAR 2004:
   •  Net income was $81.0 million, or $0.80 per diluted share, compared with a net loss of $6.2 million, or a
      $0.07 loss per share in 2003.
   •  Total segment income of $80.6 million, or $0.80 per diluted share, rose 41 percent from $57.3 million, or
      $0.59 per share, in 2003.
   •  Life and Annuity pre-tax segment income of $142.8 million was up 44 percent from $99.4 million in 2003.
   •  The Asset Management segment posted a pre-tax gain of $0.1 million after an $8.7 million pre-tax loss in
      2003.

   FULL-YEAR 2004 RESULTS

   Earnings Summary                                                      For the Year Ended
   (millions)                                                               December 31,
                                                                    -----------------------------
                                                                         2004            2003           Change
                                                                    -------------    ------------    -----------
   Life Insurance                                                       $134.5          $103.5           $31.0
   Annuities                                                               8.3            (4.1)           12.4
                                                                    -------------    ------------    -----------
   Life and Annuity Segment                                              142.8            99.4            43.4
   Asset Management Segment                                                0.1            (8.7)            8.8
                                                                    -------------    ------------    -----------
   Operating Segment Income                                              142.9            90.7            52.2
   Venture Capital Segment                                                19.3            36.2           (16.9)
   Corporate and Other Segment                                           (59.1)          (47.8)          (11.3)
                                                                    -------------    ------------    -----------
   Total Segment Income, Before Income Taxes                             103.1            79.1            24.0
   Applicable Income Taxes                                                22.5            21.8             0.7
                                                                    -------------    ------------    -----------
   Total Segment Income 1                                                 80.6            57.3            23.3
   Surplus Notes Tender Costs                                             (6.4)           -               (6.4)
   Gain (Loss) on Equity Investment in Aberdeen, Net                      29.1           (55.0)           84.1
   Realized Gains, Net                                                    12.4             3.2             9.2
   Restructuring Costs and Other Items                                   (34.7)          (11.7)          (23.0)
                                                                    -------------    ------------    -----------
   Net Income (Loss)                                                     $81.0           $(6.2)          $87.2
                                                                    =============    ============    ===========
   Earnings Per Share Summary
   Total Segment Income Per Share 1
       Basic                                                               $.85            $.61            $.24
       Diluted                                                             $.80            $.59            $.21
   Net Income (Loss) Per Share
       Basic                                                               $.86           $(.07)           $.93
       Diluted                                                             $.80           $(.07)           $.87
   Weighted Average Shares Outstanding
       Basic                                                                94.7           94.2
       Diluted                                                             100.8           96.6

   1 Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

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The Phoenix Companies, Inc....4

   YEAR-END 2004 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY
   •  Statutory surplus and asset valuation reserve increased by more than $60 million during 2004, the first increase since 2000, ending the year at over $1 billion.
   •  The company maintained risk-based capital well above its 300 percent target. It expects the impact of the
      Aberdeen and Lombard sales (described later in this news release) to further increase risk-based capital in the first half of 2005.
   •  Full-year statutory net gain from operations was $35.1 million, net of non-recurring charges of $40 million relating to the sale of retail affiliated distribution, outsourcing information technology infrastructure, surplus notes tender and issuance costs, and taxes resulting from the resolution of a restructured investment.

   2005 GUIDANCE
      Phoenix said today that it is targeting a total segment return on equity of 5.5 to 6.0 percent in 2005, compared with the 4.2 percent achieved for the full-year 2004. This target is based on a number of market assumptions and other factors, including equity returns (dividends and market appreciation) of 10 percent for the year, gradually rising interest rates to a year-end level of 4.75 percent for 5-year Treasury Bonds, and an investment income return of 12 percent on venture capital investments. In addition, the company said it is targeting a pre-tax operating margin before intangible amortization and minority interest of 18 percent or more in its Asset Management segment, subject to the same market assumptions. The company said it is targeting double-digit growth in total life insurance sales for 2005 and positive net flows in asset management and variable annuities. The company's focus on innovative product development, leveraging distribution and promoting investment funds with strong performance will contribute to achieving these sales and flow objectives.
      These targets represent forward-looking statements and are subject to the risks and uncertainties outlined at the end of this news release. Specifically, to the extent that actual interest rates or equity and venture capital returns differ from the assumptions outlined above, the company's performance could differ materially from the targeted levels. Total segment return on equity and operating margin, which are non-GAAP financial measures, are further described in the tables above and in the reconciliation table at the end of this news release.

   SEGMENT RESULTS
      Phoenix has two operating segments, "Life and Annuity" and "Asset Management," and two reporting segments, "Venture Capital" and "Corporate and Other." The Corporate and Other segment includes unallocated capital, interest expense and other expenses, and certain businesses not of sufficient scale to report independently.

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The Phoenix Companies, Inc....5

   Life and Annuity Segment
      The Life and Annuity segment had pre-tax income of $42.3 million in the fourth quarter of 2004, a 48 percent increase from the $28.6 million reported for the prior year's fourth quarter, and the highest level since Phoenix became a public company in June 2001. The life insurance business had fourth quarter 2004 pre-tax income of $43.7 million, a 66 percent increase from the $26.4 million reported for the 2003 fourth quarter. The annuity business recorded a $1.4 million pre-tax loss in the quarter, compared with $2.2 million pre-tax income in the fourth quarter of 2003. The 2004 fourth quarter annuity result includes an estimated $3.0 million non-cash charge resulting from a refinement in deferred acquisition cost amortization.
      For the full year 2004, this segment had pre-tax income of $142.8 million, a 44 percent increase from the
   $99.4 million reported for 2003. The life insurance business had full-year 2004 pre-tax income of $134.5 million, a 30 percent increase from the $103.5 million reported for 2003. The annuity business also showed improvement with pre-tax income of $8.3 million, up from a $4.1 million pre-tax loss in 2003.
      The quarterly and full-year earnings improvements reflect the benefits of expense savings, particularly from the sale of Phoenix's retail affiliated distribution, and continued strong fundamentals including mortality, investment margins and persistency.
      Total wholesaled life sales were $41.3 million in the 2004 fourth quarter, compared with $78.4 million in the prior year's fourth quarter. Full-year 2004 wholesaled life sales were $145.0 million, compared with
   $199.2 million in 2003. Sales were lower due to the company's decision to maintain pricing and risk management discipline, particularly relating to the universal life contracts with low-priced no-lapse guarantees that prevailed in the market throughout the year. In addition, sales decreased as anticipated after the sale of Phoenix's affiliated retail distribution to Linsco/Private Ledger (LPL) during the second quarter and were slower to rebound than originally projected. These factors were compounded by the longer-than-anticipated time to achieve ratings improvement, which the company continues to pursue in 2005.
      Wholesaled annuity deposits were $94.0 million in the fourth quarter of 2004, compared with $153.9 million in the prior year's fourth quarter. For full-year 2004, wholesaled annuity deposits were $517.6 million, compared with $1.0 billion in 2003. These decreases reflect the company's strategic decisions in the fall of 2003 to discontinue sales of deferred fixed annuities, and to focus annuity wholesaling on select distribution relationships, as well as its sale of affiliated retail distribution in the 2004 second quarter.
      Wholesaled life and annuity sales exclude private placement deposits.
      Total private placement life and annuity deposits were $37.0 million in the fourth quarter of 2004, compared with $48.4 million in the prior year's fourth quarter. Full-year 2004 private placement life and

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The Phoenix Companies, Inc....6

   annuity deposits were $212.6 million, compared with $544.4 million in 2003. Deposits from private placement sales can vary widely because they involve fewer, but significantly larger, cases. Total private placement assets under management were $1.9 billion on December 31, 2004, up from $1.5 billion on December 31, 2003.

   Asset Management Segment
      The Asset Management segment reported a $0.1 million pre-tax loss for the fourth quarter of 2004, compared with pre-tax income of $5.9 million in the prior year's fourth quarter. The prior year's quarter includes performance-based revenues that did not recur in the 2004 quarter.
      The segment reported pre-tax income of $0.1 million for the full year 2004, compared with a $8.7 million pre-tax loss in 2003. The improvement was driven by higher revenues from higher average assets under management.
      December 31, 2004 assets under management for the segment were $42.9 billion, compared with $46.3 billion on December 31, 2003.
      Net flows were negative $2.6 billion in the fourth quarter of 2004 (inflows of $1.2 billion; outflows of
   $3.8 billion), compared with negative net flows of $635.7 million in the prior year's fourth quarter
   (inflows of $1.7 billion; outflows of $2.4 billion). Full-year 2004 net flows were negative $6.6 billion
   (inflows of $6.7 billion; outflows of $13.3 billion), compared with negative $1.2 billion in 2003 (inflows of $7.0 billion; outflows of $8.2 billion).
      The quarterly and annual negative net flows were driven primarily by poor performance, particularly in equity products, and by $1.7 billion of fixed income institutional redemptions earlier in the year that were unrelated to performance. Equity products accounted for 78 percent of total redemptions in the fourth quarter and 71 percent for full-year 2004. Fixed income products performed strongly, with positive net flows for the year, excluding the institutional outflows noted above. Retail mutual fund sales rose by 28 percent, quarter over quarter, and 12 percent for the full year, reflecting the strong fixed income and specialty fund performance.

   Venture Capital Segment
      The Venture Capital segment had pre-tax income of $7.2 million in the 2004 fourth quarter, compared with income of $1.3 million in the prior year's fourth quarter. For full-year 2004, this segment had pre-tax income of $19.3 million, compared with income of $36.2 million in 2003. The quarterly improvement reflects the more favorable equity markets in the 2004 fourth quarter, while the full-year result reflects the reduced growth in the equity markets as compared to 2003.

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The Phoenix Companies, Inc....7

   Corporate and Other Segment
      The Corporate and Other segment had a pre-tax loss of $14.5 million in the fourth quarter, compared with a $13.4 million loss in the prior year's fourth quarter. For full-year 2004, this segment had a $59.1 million pre-tax loss, compared with a $47.8 million loss for full-year 2003. The quarterly and full-year results reflect higher earnings from the company's international operations offset by higher regulatory compliance and corporate information technology costs and lower corporate investment income.

   INVESTMENT PORTFOLIO
      The company reported net realized investment gains of $3.0 million for the fourth quarter of 2004, compared with net realized gains of $17.3 million for the prior year's fourth quarter. The prior year's fourth quarter includes net realized gains of $23.6 million from the sale of interests in two General
   Electric life insurance subsidiaries and in PXRE Group, Ltd.
      Fourth quarter 2004 net bond impairments were $6.9 million, a significant improvement over the $21.6 million in net impairments in the 2003 fourth quarter, as favorable credit market conditions continued.
   These net bond impairments include gross impairments of $6.1 million and $19.3 million, respectively, adjusted for gains and additional losses on the sales of previously impaired assets.
      For full-year 2004, the company reported net realized investment gains of $12.4 million, compared with net realized gains of $3.2 million in 2003, excluding realized gains and losses associated with the company's investment in Aberdeen Asset Management and consolidated non-recourse CDOs (described later in this news release).

   EXIT OF NON-STRATEGIC ASSETS
      Early in the first quarter of 2005, Phoenix closed on the sales of its two largest remaining non-strategic assets, Aberdeen Asset Management Plc and Lombard International Assurance S.A. These
   transactions essentially complete the objective to exit non-strategic assets that the company set in the fourth quarter of 2002. Since then, through January 2005, Phoenix has monetized approximately $703 million in non-strategic assets.

   Aberdeen Asset Management Plc
      Fourth quarter and full-year 2004 non-recurring items include after-tax net gains of $28.3 million and
   $29.1 million, respectively, related to Phoenix's 16.2 percent equity stake in Aberdeen Asset Management
   Plc. These gains reflect a $43.0 million after-tax unrealized trading security gain, partially offset by a
   $14.7 million after-tax, non-cash charge related to Phoenix's proportionate share of Aberdeen's December
   24, 2004 settlement with the United Kingdom's Financial Services Authority.

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The Phoenix Companies, Inc....8

      On January 14, 2005, the company closed on the sale of its entire equity stake in Aberdeen for net proceeds of $70.4 million. The company expects to recognize an approximate $7.0 million after-tax loss related to this sale in its first quarter 2005 results. Phoenix's 2003 full year results reflect a $55.0 million after-tax, non-cash charge related to the second quarter 2003 other-than-temporary impairment of its equity stake in Aberdeen.

   Lombard International Assurance S.A.
      Phoenix closed on the sale of its 12 percent equity holdings in Lombard International Assurance S.A. on
   January 11, 2005 for proceeds of $59.0 million. The company expects to recognize an approximate $5.0 million after-tax gain related to this sale in its first quarter 2005 results.

   ADDITIONAL ITEMS

   •  Significant transactions during the fourth quarter:
      -  Phoenix Life closed on the tender offer for its 6.95 percent surplus notes scheduled to mature on
         December 1, 2006, receiving valid tenders of $144.8 million.  This transaction resulted in a fourth quarter non-recurring after-tax charge of $6.4 million for costs incurred, including the tender premium. Concurrent with the closing of the tender offer, Phoenix Life issued $175 million, 7.15 percent surplus notes maturing December 15, 2034.
      -  Phoenix entered into a new $150 million three-year, unsecured senior revolving credit facility replacing the prior facility that was to expire during the quarter.
   •  Restructure charges for the 2004 fourth quarter of $8.0 million principally relate to employee severance and other transition costs associated with the transition of the company's information technology infrastructure to Electronic Data Systems (EDS). This transition and related costs are expected to be completed by the end of the second quarter of 2005. Restructure charges for the full year 2004 of $21.9 million principally relate to the EDS transition and the second quarter sale of the company's affiliated retail distribution operations.
   •  Full-year 2004 net income reflects the impact of impairments in certain non-recourse CDO investment pools consolidated on Phoenix's balance sheet under FIN 46-R. These losses, which totaled $12.9 million, or
      $0.13 per diluted share, in 2004, will reverse as the CDOs mature, are liquidated or are deconsolidated.

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The Phoenix Companies, Inc....9

   CONFERENCE CALL
      The Phoenix Companies, Inc. will host a conference call today at 11:00 a.m. Eastern time to discuss with the investment community Phoenix's fourth quarter and full-year financial results. The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section. To listen to the live call, please go to the Web site at least fifteen minutes prior to register, and to download and install any necessary audio software. The call also can be accessed by telephone at
   1-973-321-1020. A replay of the call will be available through February 22, 2005 by telephone at
   1-973-341-3080 (passcode 5548339) and on Phoenix's Web site, www.PhoenixWealthManagement.com in the Investor
   Relations section.
      The Phoenix Companies, Inc. is a leading manufacturer of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. With a history dating back to 1851, The
   Phoenix Companies, Inc. has two principal operating subsidiaries, Phoenix Life Insurance Company and Phoenix
   Investment Partners, Ltd. Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions. Phoenix has corporate offices in Hartford, Connecticut.

   FORWARD-LOOKING STATEMENT
      This release may contain forward-looking statements within the meaning of the Private Securities
   Litigation Reform Act of 1995. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as
   "anticipate", "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax developments that may affect the company or the cost of, or demand for, its products or services; (v) downgrades in financial strength ratings of the company's insurance subsidiaries or in

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The Phoenix Companies, Inc....10

   the company's credit ratings; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's continued success in achieving planned expense reductions; (ix) the effects of closing the company's retail brokerage operations;
   and (x) other risks and uncertainties described in any of the company's filings with the Securities and
   Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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   The Phoenix Companies Inc....11

   Financial Highlights
   Three and Twelve Months Ended December 31, 2004 and 2003
   (Unaudited)
                                                                 Three Months                Twelve Months
                                                           ------------------------    ------------------------
                                                              2004          2003          2004          2003
                                                           ----------    ----------    ----------    ----------

   Income Statement Summary ($ in millions)

   Revenues                                                $    718.4    $    715.2    $  2,720.0    $ 2,631.5

   Total Segment Income (1)                                       26.0          16.3          80.6         57.3

   Net Income (loss) From Continuing Operations                  42.9          29.8          80.9         (4.1)

   Net Income (loss)                                       $     42.9    $     28.9    $     81.0    $    (6.2)

   --------------------------------------------------

   Earnings Per Share

   Weighted Average Shares Outstanding (in thousands)
     Basic                                                     94,830        94,398        94,676       94,218
     Diluted                                                  100,265        99,788       100,775       96,559
                                                           ==========    ==========    ==========    ==========

   Total Segment Income Per Share (1)
     Basic                                                 $     0.27    $     0.17    $     0.85    $    0.61
     Diluted                                               $     0.26    $     0.16    $     0.80    $    0.59
                                                           ==========    ==========    ==========    ==========

   Net Income (loss) From Continuing Operations
     Basic                                                 $     0.45    $     0.32    $     0.85    $   (0.04)
     Diluted                                               $     0.43    $     0.30    $     0.80    $   (0.04)
                                                           ==========    ==========    ==========    ==========

   Net Income (loss) Per Share
     Basic                                                 $     0.45    $     0.31    $     0.86    $   (0.07)
     Diluted                                               $     0.43    $     0.29    $     0.80    $   (0.07)
                                                           ==========    ==========    ==========    ==========
   --------------------------------------------------

   Balance Sheet Summary                                    December      December
   ($ in millions, except share and per share data)           2004          2003
                                                           ----------    ----------

   Invested Assets                                         $ 17,304.7    $ 17,229.2
   Separate Account Assets                                    6,950.3       6,083.2
   Total Assets                                              28,356.3      27,559.2
   Indebtedness                                                 690.8         639.0
   Total Stockholders' Equity                              $  2,016.9    $  1,947.8

   Common Shares outstanding (in thousands)                    94,878        94,446
                                                           ----------    ----------
   Book Value Per Share                                    $    21.26    $    20.62
   Book Value Per Share, excluding SFAS 115 and Other
     Accumulated OCI and FIN 46-R                               21.22         20.39

   Third Party Assets Under Management                     $ 42,908.4    $ 46,260.5

(1)  In addition to net income presented in accordance with Generally Accepted Accounting Principles ("GAAP"),
    The Phoenix Companies, Inc., or Phoenix, considers total segment income in evaluating its financial performance. A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. Management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

    Total segment income represents income from continuing operations (which is a GAAP measure) before realized investment gains and losses and certain other items.

    *  Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion.

    *  Certain other items are excluded from total segment income because we believe they are (i) not indicative of overall operating trends; and (ii) infrequent and material and result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

    Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

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   The Phoenix Companies Inc....12

   Consolidated Balance Sheet
   December 31, 2004 (Preliminary) and December 31, 2003
   (in millions, except share data)

                                                              2004          2003
                                                           ----------    ----------
   ASSETS:
   Available-for-sale debt securities, at fair value       $ 13,476.3    $ 13,273.0
   Available-for-sale equity securities, at fair value          304.3         312.0
   Trading equity securities, at fair value                      87.3            -
   Mortgage loans, at unpaid principal balances                 207.9         284.1
   Venture capital partnerships, at equity in net assets        255.3         234.9
   Affiliate equity securities, at equity in net assets            -          47.5
   Policy loans, at unpaid principal balances                 2,171.8       2,227.8
   Other investments                                            371.8         402.0
                                                           ----------    ----------
                                                             16,874.7      16,781.3
   Available-for-sale investments pledged as collateral,
    at fair value                                             1,278.8       1,350.0
                                                           ----------    ----------
   Total investments                                         18,153.5      18,131.3
   Cash and cash equivalents                                    430.0         447.9
   Accrued investment income                                    227.3         222.3
   Receivables                                                  135.8         224.9
   Deferred policy acquisition costs                          1,429.9       1,367.7
   Deferred income taxes                                         24.1          58.7
   Intangible assets                                            308.4         335.1
   Goodwill                                                     427.2         419.9
   Other assets                                                 269.8         268.2
   Separate account assets                                    6,950.3       6,083.2
                                                           ----------    ----------
   Total assets                                            $ 28,356.3    $ 27,559.2
                                                           ==========    ==========
   LIABILITIES:
   Policy liabilities and accruals                           13,132.3    $ 13,088.6
   Policyholder deposit funds                                 3,492.4       3,642.7
   Stock purchase contracts                                     131.9         128.8
   Indebtedness                                                 690.8         639.0
   Other liabilities                                            545.5         534.5
   Non-recourse collateralized debt obligations               1,355.2       1,472.0
   Separate account liabilities                               6,950.3       6,083.2
                                                           ----------    ----------
   Total liabilities                                         26,298.4      25,588.8
                                                           ----------    ----------
   MINORITY INTEREST:
   Minority interest in net assets of subsidiaries               41.0          22.6
                                                           ----------    ----------
   STOCKHOLDERS' EQUITY:
   Common stock, $0.01 par value, 106,394,959 and
      106,376,363 shares issued                                   1.0           1.0
   Additional paid-in capital                                 2,430.9       2,428.8
   Deferred compensation on restricted stock units               (3.7)         (3.6)
   Accumulated deficit                                         (286.8)       (352.7)
   Accumulated other comprehensive income                        57.9          63.7
   Treasury stock, at cost: 11,517,387 and
      11,930,647 shares                                        (182.4)       (189.4)
                                                           ----------    ----------
   Total stockholders' equity                                 2,016.9       1,947.8
                                                           ----------    ----------
   Total liabilities, minority interest and
      stockholders' equity                                 $ 28,356.3    $ 27,559.2
                                                           ==========    ==========

   Certain reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

                                                     -more-

   The Phoenix Companies Inc....13

   Consolidated Statement of Income (Unaudited)
   Three and Twelve Months Ended December 31, 2004 and 2003
   (in millions)

                                                                 Three Months                Twelve Months
                                                           ------------------------    ------------------------
                                                              2004          2003          2004          2003
                                                           ----------    ----------    ----------    ----------

   REVENUES:
   Premiums                                                $    250.9    $    260.7    $    990.6    $ 1,042.2
   Insurance and investment product fees                        141.4         161.4         591.8        582.4
   Investment income, net of expenses                           254.8         271.4       1,057.3      1,107.4
   Unrealized investment gain on trading equity securities       67.3            -           67.3          -
   Net realized investment gains (losses)                         4.0          21.7          13.0       (100.5)
                                                           ----------    ----------    ----------    ----------
   Total revenues                                               718.4         715.2       2,720.0      2,631.5
                                                           ----------    ----------    ----------    ----------

   BENEFITS AND EXPENSES:
   Policy benefits, excluding policyholder dividends            362.0        365.8        1,422.2      1,454.0
   Policyholder dividends                                        94.9        108.6          404.7        418.8
   Policy acquisition cost amortization                          33.8         17.5          110.1         94.1
   Intangible asset amortization                                  8.7          8.3           33.8         33.2
   Interest expense                                              11.0         10.1           40.8         39.6
   Interest expense on non-recourse collateralized
    obligations                                                   8.1         11.1           33.6         48.9
   Other operating expenses                                     133.8        147.3          546.5        553.1
                                                           ----------    ----------    ----------    ----------
   Total benefits and expenses                                  652.3        668.7        2,591.7      2,641.7
                                                           ----------    ----------    ----------    ----------

   Income (loss) from continuing operations before
     income taxes and minority interest                          66.1         46.5          128.3        (10.2)
   Applicable income taxes (benefit)                             19.4         12.3           33.1        (18.5)
                                                           ----------    ----------    ----------    ----------
   Income from continuing operations before
     minority interest                                           46.7         34.2           95.2          8.3
   Minority interest in net income of subsidiaries                3.8          4.4           14.3         12.4
                                                           ----------    ----------    ----------    ----------
   Income (loss) from continuing operations                      42.9         29.8           80.9         (4.1)
   Income (loss) from discontinued operations                      -          (0.9)           0.1         (2.1)
                                                           ----------    ----------    ----------    ----------
   Net income (loss)                                       $     42.9    $    28.9     $     81.0    $    (6.2)
                                                           ==========    ==========    ==========    ==========

   Certain reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

                                                     -more-

   The Phoenix Companies Inc....14

   Reconciliation of Income Measures (Unaudited)
   Three and Twelve Months Ended December 31, 2004 and 2003
   (in millions)

                                                                 Three Months                Twelve Months
                                                           ------------------------    ------------------------
                                                              2004          2003          2004          2003
                                                           ----------    ----------    ----------    ----------

   Segment Income
   Life insurance                                          $    43.7     $    26.4     $   134.5     $   103.5
   Annuity                                                      (1.4)          2.2           8.3          (4.1)
                                                           ----------    ----------    ----------    ----------
   Life and annuity segment                                     42.3          28.6         142.8          99.4
   Asset management segment                                     (0.1)          5.9           0.1          (8.7)
   Venture capital segment                                       7.2           1.3          19.3          36.2
   Corporate and other segment                                 (14.5)        (13.4)        (59.1)        (47.8)
                                                           ----------    ----------    ----------    ----------
   Total segment income, before income taxes                    34.9          22.4         103.1          79.1
   Applicable income taxes                                       8.9           6.1          22.5          21.8
                                                           ----------    ----------    ----------    ----------
   Total segment income                                         26.0          16.3          80.6          57.3

   Realized investment gains, after income taxes
     and other offsets                                           3.0          17.3          12.4           3.2
   Realized gains (losses) from collateralized
     debt obligations                                             -            0.4         (12.9)         (2.4)
   Gain (loss) on equity investment in Aberdeen,
     net of income taxes                                        28.3            -           29.1         (55.0)
   Income (loss) from discontinued operations,
     net of income taxes                                          -           (0.9)          0.1          (2.1)
   Restructuring charges, net of income taxes                   (8.0)         (4.2)        (21.9)         (8.5)
   Other income, net of income taxes                              -             -             -            1.3
   Surplus notes tender costs, net of income taxes              (6.4)           -           (6.4)           -
                                                           ----------    ----------    ----------    ----------
   Net income (loss)                                       $    42.9     $    28.9     $    81.0     $    (6.2)
                                                           ==========    ==========    ==========    ==========

   Certain reclassifications have been made to the 2003 financial statements to conform with the 2004 presentation.

   Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

                                                      ###